Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Synergetics USA, Inc. (the “Company”) on Form 10-K for the period ending July 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gregg D. Scheller, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 15, 2007	/s/ Gregg D. Scheller

Gregg D. Scheller
President and Chief Executive Officer
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Synergetics USA, Inc. and will be retained by Synergetics USA, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.